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                                                                     EXHIBIT 4.1

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                          RICHMONT MARKETING SPECIALISTS INC.

                   10 1/8% Senior Subordinated Notes due 2007

                           -----------------------------

                                    INDENTURE

                          Dated as of December 19, 1997

                           -----------------------------

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION,

                                     Trustee

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                   Definitions and Incorporation by Reference

SECTION 1.01.  Definitions.....................................................1
SECTION 1.02.  Other Definitions..............................................25
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act..............26
SECTION 1.04.  Rules of Construction..........................................26

                                   ARTICLE II

                                 The Securities

SECTION 2.01.  Form and Dating................................................27
SECTION 2.02.  Execution and Authentication...................................28
SECTION 2.03.  Registrar and Paying Agent.....................................29
SECTION 2.04.  Paying Agent To Hold Money in Trust............................30
SECTION 2.05.  Securityholder Lists...........................................31
SECTION 2.06.  Transfer and Exchange..........................................31
SECTION 2.07.  Replacement Securities.........................................32
SECTION 2.08.  Outstanding Securities.........................................33
SECTION 2.09.  Temporary Securities...........................................34
SECTION 2.10.  Cancelation....................................................34
SECTION 2.11.  Defaulted Interest.............................................34
SECTION 2.12.  CUSIP Numbers..................................................35
SECTION 2.13.  Book-Entry Provisions for Global Securities....................35
SECTION 2.14.  Special Transfer Provisions....................................36

                                   ARTICLE III

                                   Redemption

SECTION 3.01.  Notices to Trustee.............................................39
SECTION 3.02.  Selection of Securities To Be Redeemed.........................39
SECTION 3.03.  Notice of Redemption...........................................40
SECTION 3.04.  Effect of Notice of Redemption.................................41
SECTION 3.05.  Deposit of Redemption Price....................................41
SECTION 3.06.  Securities Redeemed in Part....................................41
SECTION 3.07.  Optional Redemption............................................41
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                                   ARTICLE IV

                                    Covenants

SECTION 4.01.  Payment of Securities..........................................42
SECTION 4.02.  SEC Reports....................................................42
SECTION 4.03.  Limitation on Indebtedness.....................................43
SECTION 4.04.  Limitation on Restricted Payments..............................47
SECTION 4.05.  Limitation on Restrictions on Distributions from Restricted
               Subsidiaries...................................................51
SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock.............52
SECTION 4.07.  Limitation on Transactions with Affiliates.....................56
SECTION 4.08.  Change of Control..............................................57
SECTION 4.09.  Compliance Certificate.........................................59
SECTION 4.10.  Further Instruments and Acts...................................59
SECTION 4.11.  Future Guarantor Subsidiaries..................................59
SECTION 4.12.  Limitation on Lines of Business................................60
SECTION 4.13.  Limitation on the Sale or Issuance of Capital Stock of
               Restricted Subsidiaries........................................60
SECTION 4.14.  Limitation on Sale/Leaseback Transactions......................60

                                    ARTICLE V

                                Successor Company

SECTION 5.01.  When Company May Merge or Transfer Assets......................60

                                   ARTICLE VI

                              Defaults and Remedies

SECTION 6.01.  Events of Default..............................................62
SECTION 6.02.  Acceleration...................................................64
SECTION 6.03.  Other Remedies.................................................65
SECTION 6.04.  Waiver of Past Defaults........................................65
SECTION 6.05.  Control by Majority............................................65
SECTION 6.06.  Limitation on Suits............................................66
SECTION 6.07.  Rights of Holders To Receive Payment...........................66
SECTION 6.08.  Collection Suit by Trustee.....................................66
SECTION 6.09.  Trustee May File Proofs of Claim...............................66
SECTION 6.10.  Priorities.....................................................67
SECTION 6.11.  Undertaking for Costs..........................................67
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SECTION 6.12.  Waiver of Stay or Extension Laws...............................68

                                   ARTICLE VII

                                     Trustee

SECTION 7.01.  Duties of Trustee..............................................68
SECTION 7.02.  Rights of Trustee..............................................69
SECTION 7.03.  Individual Rights of Trustee...................................70
SECTION 7.04.  Trustee's Disclaimer...........................................70
SECTION 7.05.  Notice of Defaults.............................................71
SECTION 7.06.  Reports by Trustee to Holders..................................71
SECTION 7.07.  Compensation and Indemnity.....................................71
SECTION 7.08.  Replacement of Trustee.........................................72
SECTION 7.09.  Successor Trustee by Merger....................................73
SECTION 7.10.  Eligibility; Disqualification..................................74
SECTION 7.11.  Preferential Collection of Claims Against Company..............74

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

SECTION 8.01.  Discharge of Liability on Securities; Defeasance...............74
SECTION 8.02.  Conditions to Defeasance.......................................75
SECTION 8.03.  Application of Trust Money.....................................77
SECTION 8.04.  Repayment to Company...........................................77
SECTION 8.05.  Indemnity for Government Obligations...........................77
SECTION 8.06.  Reinstatement..................................................77

                                   ARTICLE IX

                                   Amendments

SECTION 9.01.  Without Consent of Holders.....................................78
SECTION 9.02.  With Consent of Holders........................................79
SECTION 9.03.  Compliance with Trust Indenture Act............................80
SECTION 9.04.  Revocation and Effect of Consents and Waivers..................80
SECTION 9.05.  Notation on or Exchange of Securities..........................81
SECTION 9.06.  Trustee To Sign Amendments.....................................81
SECTION 9.07.  Payment for Consent............................................81
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                                    ARTICLE X

                                  Subordination

SECTION 10.01.  Agreement To Subordinate......................................82
SECTION 10.02.  Liquidation, Dissolution, Bankruptcy..........................82
SECTION 10.03.  Default on Senior Indebtedness................................83
SECTION 10.04.  Acceleration of Payment of Securities.........................84
SECTION 10.05.  When Distribution Must Be Paid Over...........................84
SECTION 10.06.  Subrogation...................................................84
SECTION 10.07.  Relative Rights...............................................85
SECTION 10.08.  Subordination May Not Be Impaired by Company..................85
SECTION 10.09.  Rights of Trustee and Paying Agent............................85
SECTION 10.10.  Distribution or Notice to Representative......................86
SECTION 10.11.  Article X Not To Prevent Events of Default or Limit
                Right To Accelerate...........................................86
SECTION 10.12.  Trust Moneys Not Subordinated.................................86
SECTION 10.13.  Trustee Entitled To Rely......................................86
SECTION 10.14.  Trustee To Effectuate Subordination...........................87
SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior Indebtedness......87
SECTION 10.16.  Reliance by Holders of Senior Indebtedness on Subordination
                Provisions....................................................87
SECTION 10.17.  Trustee's Compensation Not Prejudiced.........................88

                                   ARTICLE XI

                              Subsidiary Guarantees

SECTION 11.01.  Subsidiary Guarantees.........................................88
SECTION 11.02.  Limitation on Liability.......................................91
SECTION 11.03.  Successors and Assigns........................................91
SECTION 11.04.  No Waiver.....................................................91
SECTION 11.05.  Modification..................................................92
SECTION 11.06.  Execution of Supplemental Indenture for Future
                Guarantor Subsidiaries........................................92

                                   ARTICLE XII

                   Subordination of the Subsidiary Guarantees

SECTION 12.01.  Agreement To Subordinate......................................92
SECTION 12.02.  Liquidation, Dissolution, Bankruptcy..........................93
SECTION 12.03.  Default on Senior Indebtedness of a Guarantor Subsidiary......93
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SECTION 12.04.  Demand for Payment............................................94
SECTION 12.05.  When Distribution Must Be Paid Over...........................95
SECTION 12.06.  Subrogation...................................................95
SECTION 12.07.  Relative Rights...............................................95
SECTION 12.08.  Subordination May Not Be Impaired by a Guarantor Subsidiary...96
SECTION 12.09.  Rights of Trustee and Paying Agent............................96
SECTION 12.10.  Distribution or Notice to Representative......................96
SECTION 12.11.  Article XII Not To Prevent Events of Default or Limit
                Right To Accelerate...........................................97
SECTION 12.12.  Trustee Entitled To Rely......................................97
SECTION 12.13.  Trustee To Effectuate Subordination...........................97
SECTION 12.14.  Trustee Not Fiduciary for Holders of Senior Indebtedness
                of a Guarantor Subsidiary.....................................98
SECTION 12.15.  Reliance by Holders of Senior Indebtedness of a Guarantor
                Subsidiary on Subordination Provisions........................98
SECTION 12.16.  Defeasance....................................................98

                                  ARTICLE XIII

                                  Miscellaneous

SECTION 13.01.  Trust Indenture Act Controls..................................98
SECTION 13.02.  Notices.......................................................99
SECTION 13.03.  Communication by Holders with Other Holders...................99
SECTION 13.04.  Certificate and Opinion as to Conditions Precedent............99
SECTION 13.05.  Statements Required in Certificate or Opinion................100
SECTION 13.06.  When Securities Disregarded..................................100
SECTION 13.07.  Rules by Trustee, Paying Agent and Registrar.................101
SECTION 13.08.  Legal Holidays...............................................101
SECTION 13.09.  Governing Law................................................101
SECTION 13.10.  No Recourse Against Others...................................101
SECTION 13.11.  Successors...................................................101
SECTION 13.12.  Multiple Originals...........................................101
SECTION 13.13.  Table of Contents; Headings..................................101

Exhibit A   -   Form of Initial Security
Exhibit B   -   Form of Exchange Security
Exhibit C   -   Form of Private Exchange Security
Exhibit D   -   Form of Transferee Letter of Representation
Exhibit E   -   Form of Supplemental Indenture
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Exhibit F      -  Form of Certificate To Be Delivered in
                     Connection with Transfers Pursuant to
                     Rule 144A
Exhibit G      -  Form of Certificate to be Delivered in
                     Connection with Transfers Pursuant to
                     Regulation S
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                              CROSS-REFERENCE TABLE

  TIA                                                            Indenture
Section                                                           Section
-------                                                           -------

310(a)(1)         .....................................    7.10
   (a)(2)         .....................................    7.10
   (a)(3)         .....................................    N.A.
   (a)(4)         .....................................    N.A.
   (b)            .....................................    7.08; 7.10
   (c)            .....................................    N.A.
311(a)            .....................................    7.11
   (b)            .....................................    7.11
   (c)            .....................................    N.A.
312(a)            .....................................    2.05
   (b)            .....................................    13.03
   (c)            .....................................    13.03
313(a)            .....................................    7.06
   (b)(1)         .....................................    N.A.
   (b)(2)         .....................................    7.06
   (c)            .....................................    13.02
   (d)            .....................................    7.06
314(a)            .....................................    4.02; 4.09
   (b)            .....................................    N.A.
   (c)(1)         .....................................    13.04
   (c)(2)         .....................................    13.04
   (c)(3)         .....................................    13.04
   (d)            .....................................    N.A.
   (e)            .....................................    13.05
   (f)            .....................................    N.A.
315(a)            .....................................    7.01
   (b)            .....................................    7.05; 13.02
   (c)            .....................................    7.01
   (d)            .....................................    7.01
   (e)            .....................................    6.11
316(a)(last
sentence)         .....................................    13.06
   (a)(1)(A)      .....................................    6.05
   (a)(1)(B)      .....................................    6.04
   (a)(2)         .....................................    N.A.
   (b)            .....................................    6.07
317(a)(1)         .....................................    6.08
   (a)(2)         .....................................    6.09
   (b)            .....................................    2.04
318(a)            .....................................    13.01

             N.A. means Not Applicable.

---------------------

Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.
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                        INDENTURE dated as of December 19, 1997, among RICHMONT
                  MARKETING SPECIALISTS INC., a Delaware corporation (the "Company"), each Subsidiary of the Company listed on the signature pages hereto (the "Guarantor Subsidiaries") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's 10 1/8% Senior Subordinated Notes due 2007 issued on the Closing Date (the "Original Securities"), (ii) any Additional Securities (as defined herein) that may be issued on any other Issue Date (all such Securities in clauses (i) and (ii) being referred to collectively as the "Initial Securities"), (iii) if and when issued as provided in the Exchange and Registration Rights Agreement of even date herewith, the Company's 10 1/8% Senior Subordinated Series A Notes due 2007 (the "Exchange Securities") and (iv) if and when issued as provided in the Exchange and Registration Rights Agreement, the Private Exchange Securities (together with the Exchange Securities and the Initial Securities, the "Securities"). Except as otherwise provided herein, the Securities will be limited to $150,000,000 in aggregate principal amount outstanding, of which $100,000,000 in aggregate principal amount will be initially issued on the Closing Date. Subject to the conditions set forth herein, the Company may issue up to an additional $50,000,000 aggregate principal amount of Additional Securities.

                                    ARTICLE I

                   Definitions and Incorporation by Reference

            SECTION 1.01. Definitions.

            "Additional Assets" means (a) any tangible property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; (c) Capital Stock constituting an additional interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (b) and (c), such Restricted Subsidiary is
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primarily engaged in a Related Business; or (d) Investments described in clause
(h) of the definition of the term "Permitted Investment."

            "Additional Securities" shall mean up to $50,000,000 in aggregate principal amount of the Company's 10 1/8% Senior Subordinated Notes due 2007 initially issued subsequent to the Closing Date pursuant to Article II and in compliance with Section 4.03.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (a) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted
Subsidiary to a Wholly Owned Subsidiary; (b) a disposition of inventory in the ordinary course of business consistent with past practices of the Company and its Subsidiaries; (c) for purposes of Section 4.06 only, a disposition subject to or permitted by Section 4.04; (d) a settlement, surrender, waiver or release of contract rights or contract, tort or other claims; (e) a grant of licenses of intellectual property including patent, trademark and know-how; (f) a sale of obsolete or outdated equipment no longer used or useful in the business of the Company or its Restricted Subsidiaries in an aggregate amount not to exceed $1.0 million in any fiscal year; (g) leases and subleases (and licenses and sublicenses) of assets that are not treated as capitalized leases on the books and records of
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                                                                               3


the Company or its Restricted Subsidiaries; and (h) the foreclosure upon a Lien that was not prohibited by the Indenture and that secures any obligation of the Company or its Subsidiaries.

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (x) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (y) the sum of all such payments.

            "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement, the other Senior Credit Documents and any Refinancing Indebtedness with respect thereto, as amended from time to time.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

            "Borrowing Base" means, as of the date of determination, an amount equal to the sum, without duplication, of (a) 80% of the net book value of the Company's accounts receivable at such date and (b) 50% of the net book value of the Company's inventories at such date. Net book value shall be determined in accordance with GAAP and shall be that reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

            "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State or Texas are authorized or required by law to close.
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                                                                               4


            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by a Capitalized Lease Obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

            "Change of Control" means the occurrence of any of the following events:

            (a) prior to the first public offering of Voting Stock of the Company, the Permitted Holders either (x) cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least 35% of the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise, or (y) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for purposes of this clause (a), the Permitted Holders shall be deemed to own beneficially any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

            (b) (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company and (ii) the Permitted Holders "beneficially own" (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (b), such other Person shall be deemed to own beneficially any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this clause (b)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or

            (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

            "Closing Date" means December 19, 1997.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are available to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (ii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (iii) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated, after giving pro forma effect thereto (as described below), including the Incurrence of any Indebtedness in connection therewith as if such Investment or acquisition occurred on the first day of such period and (iv) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (ii) or (iii) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

            "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries for such period, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, (a) interest expense attributable to Capitalized Lease Obligations and Attributable Debt, (b) amortization of debt discount and debt issuance cost, (c) capitalized interest, (d) noncash interest expense, (e) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financing, (f) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary; provided that payments of such amounts by the Company or any Restricted Subsidiary is being made to, or is sought by, the holders of such Indebtedness pursuant to such Guarantee, (g) net costs associated with Hedging Obligations (including amortization of fees), (h) interest paid or accrued in respect of any agreement classified as a long-term obligation on the consolidated balance sheet of the Company, (i) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary, and (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

            "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

            (a) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period but only to the extent of the aggregate Investment of the Company and any Restricted Subsidiary in such Person shall be included in determining such Consolidated Net Income;

            (b) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

            (c) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

            (d) any gain or loss realized upon the sale or other disposition of any asset of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

            (e) any extraordinary gain or loss; and

            (f) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such section pursuant to clause (a)(iv)(C)(4) thereof.

            "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (a) the par or stated value of all outstanding Capital Stock of the Company plus (b) paid-in capital or capital surplus relating to such Capital Stock plus (c) any retained earnings or earned surplus less (ii) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

            "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in a Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

            "Credit Agreement" means the credit agreement dated as of October 14, 1997, as amended and restated as of the Closing Date and as further amended, restated, waived or otherwise modified from time to time, among the Company and The Chase Manhattan Bank, as agent (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding).

            "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Deferred Obligations" means any Indebtedness issued to the employees of, stockholders of, or the holders of an equivalent equity interest in, any entity acquired by the Company or any Restricted Subsidiary in connection with such acquisition.

            "Definitive Securities" means Securities that are in the form of Exhibit A, Exhibit B or Exhibit C attached hereto that do not include the Global Securities Legend therein.

            "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

            "Designated Senior Indebtedness" means (a) the Bank Indebtedness and
(b) any other Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $10.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture. "Designated Senior Indebtedness" of a Guarantor Subsidiary shall have a correlative meaning.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock or (c) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities.

            "EBITDA" for any period means the Consolidated Net Income for such period (adjusted to exclude any noncash items attributable to purchase accounting for any acquisition transactions consummated subsequent to the Closing Date), plus the following to the extent deducted in calculating such Consolidated Net Income: (a) income tax expense, (b) Consolidated Interest Expense, (c) depreciation expense, (d) amortization expense and (e) all other noncash charges (excluding all such charges, for purposes of this clause (e), to the extent they represent future cash disbursements reasonably expected to materialize prior to the Stated Maturity of the Securities), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange and Registration Rights Agreement" means (a) with respect to the Original Securities, the Exchange and Registration Rights Agreement dated December 19, 1997, among the Company, the Guarantor Subsidiaries signatory thereto and the Initial Purchaser, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof and (b) with respect to any Additional Securities, any registration rights agreement entered into among the Company, any Guarantor Subsidiaries and the relevant initial purchasers or underwriters, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "Exchange Offer Registration Statement" means a registration statement or shelf registration statement filed pursuant to any Exchange and Registration Rights Agreement.

            "Exchange Securities" means the 10 1/8% Senior Subordinated Series A Notes due 2007 to be issued pursuant to this Indenture in connection with the offer to exchange Securities for the Initial Securities that may be made by the Company pursuant to an Exchange and Registration Rights Agreement.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

            "Gateway Lease" means a lease agreement between Marketing Specialist Sales Company and ABP Partners Ltd., a Texas partnership, relating to 2324 Gateway Drive, Irving, Texas.

            "Global Security" means a Security that is in the form of Exhibit A, Exhibit B or Exhibit C hereto that includes the Global Securities Legend therein.

            "Global Securities Legend" means the legend set forth in the first paragraph of Exhibit A hereto.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guarantor Subsidiary" means any Person that has issued a Subsidiary Guarantee.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary; provided further, however, that increases in the balance sheet carrying value of items described in clauses (d) and (j) of the definition of the term "Indebtedness" resulting solely from noncash accruals shall not constitute the Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

            (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

            (b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

            (d) all obligations of such Person to pay the deferred and unpaid purchase price of property (including stock or the assets of an ongoing business) or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, to the extent not included in clause (j) below;

            (e) all Capitalized Lease Obligations and all Attributable Debt of such Person;

            (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends);

            (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons;

            (h) all Indebtedness of other Persons to the extent Guaranteed by such Person;

            (i) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

            (j) with respect to the Company and its Restricted Subsidiaries, covenants not to compete, deferred payment agreements and deferred compensation liabilities, in each case to the extent reflected on the consolidated balance sheet of the Company as long-term obligations.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date, except with respect to the items set forth in clauses (d) and (j) of this definition, in which case the amount of such Indebtedness at any date shall be the amount recorded in accordance with GAAP on such Person's balance sheet for the most recent fiscal period for which financial statements are available.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Initial Purchaser" means Chase Securities Inc.

            "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (a) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "Issue Date" means the date on which any Initial Securities are originally issued.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Management Stockholders" means Ronald D. Pedersen, Gary R. Guffey and Bruce A. Butler.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (a) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,
(b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (d) appropriate amounts to be provided by the party or parties making such Asset Disposition as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

            "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers or by one Officer and by an Assistant Treasurer or an Assistant Secretary.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Permitted Holders" means Richmont Enterprises LLC, a Delaware limited liability company controlled by certain Affiliates of Richmont Capital Partners I, L.P., a Delaware limited partnership, JR Investment Corp., a Delaware corporation (including John P. Rochon and the other current stockholders of JR Investment Corp.), MS Acquisition Limited, a Delaware limited partnership, the Management Stockholders and any of their respective Affiliates (including any Person owned or controlled by any such Person, any member of any such Person's family, any trust for the benefit of any such Person (or a member of his family) or any Person owned or controlled by any of the foregoing) and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's Capital Stock.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (a) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(c) Temporary Cash Investments; (d) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(f) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding $500,000 in the aggregate outstanding at any time; (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (h) a Person engaged in a Related Business; provided, however, that no Permitted Investments may be made pursuant to this clause (h) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (h), exceed $5.0 million in the aggregate outstanding at any time (other than Permitted Investments in Persons which become

Restricted Subsidiaries); (i) any Person to the extent such Investment represents the noncash portion of the consideration from an Asset Disposition permitted pursuant to and in compliance with Section 4.06; and (j) Securities repurchased pursuant to an offer described in Section 4.08 or Section 4.06 or otherwise purchased by the Company.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

            "Principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

            "Private Exchange" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

            "Private Exchange Securities" means Securities of the Company to be delivered in a Private Exchange pursuant to the Exchange and Registration Rights Agreement.

            "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

            "Public Market" means any time after (a) a Public Equity Offering has been consummated and (b) at least 15% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales under Rule 144 under the Securities Act.

            "Purchase Agreement" means (a) with respect to the Original Securities, the Purchase Agreement dated December 19, 1997, for the purchase of $100,000,000 principal amount of Original Securities among the Company, the Guarantor Subsidiaries signatory thereto and the Initial Purchaser as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof and (b) with respect to any Additional Securities, any purchase or underwriting agreement entered into by the Company, any Guarantor Subsidiaries and the initial purchasers or underwriters with respect thereto, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "Purchase Money Indebtedness" means Indebtedness (a) consisting of the deferred purchase price of tangible property, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (b) incurred to finance the acquisition by the Company of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided further, that such Indebtedness is incurred within 180 days after the acquisition by the Company of such asset.

            "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances" and "refinanced" shall have a correlative meaning) any Indebtedness existing on the Closing Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary), including Indebtedness that refinances Refinancing Indebtedness; provided, however, that
(a) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or, if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced and (d) if the Indebtedness being refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities to the extent of the Indebtedness being refinanced; provided further, however, that Refinancing Indebtedness shall not include (i) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company or (ii) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

            "Registered Exchange Offer" shall mean an offer made by the Company pursuant to an Exchange and Registration Rights Agreement and under an effective registration statement under the Securities Act to exchange Exchange Securities for outstanding Initial Securities substantially identical in all material respects to such Initial Securities (except for the differences provided for therein).

            "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Closing Date.

            "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

            "Restricted Securities Legend" means the legend set forth in the second and third paragraphs of Exhibit A hereto.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., and its successors.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

            "SEC" means the Securities and Exchange Commission.

            "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of a Guarantor Subsidiary has a correlative meaning.

            "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Exchange and Registration Rights Agreement, the Exchange Securities and when and if issued as provided in the Exchange and Registration Rights Agreement, the Private Exchange Securities from and after the issuance of any Additional Securities (but not for purposes of determining whether such issuance is permitted hereunder), "Securities" shall include such Additional Securities for purposes of this Indenture and all Exchange Securities and Private Exchange Securities from time to time issued with respect to any Initial Securities that constitute such Additional Securities. Such Securities, including any such Additional Securities, shall vote together as one series of Securities under this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Custodian" or "Custodian" means the custodian with respect to any Global Security (as appointed by the Depositary), or any successor entity thereto covered in Section 2.03.

            "Senior Credit Documents" means the collective reference to the Credit Agreement, the notes issued pursuant thereto (if any) and the Guaranty thereof, and the Borrower's Security Agreement and the Subsidiary Security Agreement, each as defined in the Credit Agreement.

            "Senior Indebtedness" of the Company means the principal of, premium (if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on, and fees and other amounts owing in respect of, Bank Indebtedness of the Company and all other Indebtedness of the Company, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (a) any obligation of the Company to any Subsidiary, (b) any liability for federal, state, local or other taxes owed or owing by the Company, (c) any accounts payable or other liability of the Company to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness or obligation of the Company that by its terms is subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (e) any obligations of the Company with respect to any Capital Stock, (f) any Indebtedness Incurred in violation of the Indenture, (g) any Indebtedness issued to the shareholders of Atlas in connection with the Atlas Acquisition or (h) any Deferred Obligation of the Company. If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Senior Indebtedness nevertheless shall constitute Senior Indebtedness. "Senior Indebtedness" of any Guarantor Subsidiary has a correlative meaning.

            "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of a Guarantor Subsidiary has a correlative meaning.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement. "Subordinated Obligation" of a Guarantor Subsidiary has a correlative meaning.

            "Subsidiary" of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees, or members of any other governing body thereof is at the time owned or controlled, directly or indirectly, by (a) such Person or (b) one or more Subsidiaries of such Person.

            "Subsidiary Guarantee" means any Guarantee of the Securities which may from time to time be executed and delivered pursuant to the terms of this Indenture. Each such Subsidiary Guarantee shall have subordination provisions equivalent to those contained in this Indenture and shall be substantially in the form of Exhibit E hereto.

            "Temporary Cash Investments" means any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

            "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

            "Transfer Restricted Securities" means Securities that bear or are required to bear the Restricted Securities Legend.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding that normally entitle the holders of such interests to participate in the management or to elect those participating in the management of such Person.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock or other ownership interests of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

            SECTION 1.02. Other Definitions.

                                                                      Defined in
                               Term                                     Section
                               ----                                     -------

"Affiliate Transaction".......................................           4.07
"Agent Members"...............................................           2.13
"Bankruptcy Law"..............................................           6.01
"Blockage Notice".............................................          10.03
"covenant defeasance option"..................................           8.01(b)
"Custodian"...................................................           6.01
"Event of Default"............................................           6.01
"IAIs"........................................................           2.01(b)
"IAI Global Security".........................................           2.01(b)
"Initial Securities"..........................................          Preamble
"legal defeasance option".....................................           8.01(b)
"Legal Holiday"...............................................          13.08
"Obligations".................................................          11.01
"Offer".......................................................           4.06(b)
"Offer Amount"................................................           4.06(c)
"Offer Period"................................................           4.06(c)
"Paying Agent"................................................           2.03
"Payment Blockage Period".....................................          10.03
"Physical Securities".........................................           2.01(c)
"Purchase Date"...............................................           4.06(c)
"QIB Global Security".........................................           2.01(b)
"QIBs"........................................................           2.01(b)
"Registrar"...................................................           2.03
"Regulation S"................................................           2.01(b)
"Regulation S Global Security"................................           2.01(b)
"Restricted Payment"..........................................           4.04(a)

"Successor Company"...........................................           5.01
"U.S. Global Securities"......................................           2.01(b)

            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities and the Subsidiary Guarantees.

            "indenture Securityholder" means a Holder or Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company, the Subsidiary Guarantees and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (c) "or" is not exclusive;

            (d) "including" means including without limitation;

            (e) words in the singular include the plural and words in the plural include the singular;

            (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; but the accretion of principal on such security shall not be deemed to be the Incurrence of Indebtedness; and

            (h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                 The Securities

            SECTION 2.01. Form and Dating. (a) The Original Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. Any Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. Any Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit C, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this
Article II. Any Additional Securities shall be issued in the form of either (i) Exhibit A, if such Security is a Transfer Restricted Security, or (ii) Exhibit B, if such Security is not a Transfer Restricted Security. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor Subsidiary is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A, Exhibit B and Exhibit C are part of the terms of this Indenture. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

            (b) The Original Securities issued on the date hereof are being offered and sold by the Company pursuant to the Purchase Agreement. The Original Securities shall be offered and sold by the Initial Purchaser only (i) to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act ("Rule 144A")) ("QIBs") and (ii) in reliance on Regulation S under the Securities Act ("Regulation S"). The Additional Securities may be issued and sold as provided in the related Purchase Agreement. After such initial offers and sales, Initial Securities that are Transfer Restricted Securities may be transferred to, among others, QIBS, in reliance on Regulation S and to institutional "Accredited Investors" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("IAIs") in accordance with certain transfer restrictions. Initial Securities that are Transfer Restricted Securities shall be issued initially in the form of several permanent Global Securities (with separate CUSIP numbers) substantially in the form set forth in Exhibit A deposited with the Trustee, as Securities Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. One or more such Global Securities shall represent the Initial Securities sold to QIBs (collectively, the "QIB Global Security"). One or more such Global Securities shall represent the Initial Securities sold pursuant to Regulation S (collectively, the "Regulation S Global Security"). One or more such Global Securities shall represent any Initial Securities issued or subsequently transferred to IAIs (collectively, the "IAI Global Security" and, together with the QIB Global Security, the "U.S. Global Securities"). The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian. Transfers of Initial Securities between QIBs and IAIs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Securities, as more fully provided in Section 2.14.

            (c) Except as otherwise provided in the related Purchase Agreement, Initial Securities offered and sold other than as described in the preceding two paragraphs, if any, shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A attached hereto without the Global Securities Legend (the "Physical Securities").

            SECTION 2.02. Execution and Authentication. One or more Officers of the Company shall sign the Securities by manual or facsimile signature.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two of its Officers (a) Initial Securities for original issue on the date hereof in an aggregate principal amount of $100,000,000, (b) subject to Section 4.03, Additional Securities in an aggregate principal amount of up to $50,000,000 and (c) (i) Exchange Securities for issue only in a Registered Exchange Offer, and (ii) Private Exchange Securities for issue only in a Private Exchange, in the case of each of clauses
(i) and (ii) pursuant to a Registration Rights Agreement and for Initial Securities for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000 except as provided in Section 2.07.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. After any such appointment, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Either the Company or any domestically organized Wholly Owned Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

            The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

            The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities, and the Trustee shall initially be the Securities Custodian with respect to the Global Securities.

            The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, provided, however, that no such removal shall become effective until (a) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (b) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (a) above. The Registrar or Paying Agent may resign at any time upon not less than three Business Days' prior written notice to the Company; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

            SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment within one Business Day thereof. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            Any money deposited with any Paying Agent, or then held by the Company or a Wholly Owned Subsidiary in trust for the payment of principal or interest on any Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company or a Wholly Owned Subsidiary, shall be discharged from such trust; and the Securityholders shall thereafter, as general unsecured creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such Wholly Owned Subsidiary as trustee thereof, shall thereupon cease.

            SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401 of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or transfers or exchanges of any Securities for a period of 15 days before a selection of Securities to be redeemed.

            Prior to the due presentation for registration of transfer of any Security, the Company, the Guarantor Subsidiaries, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and accrued and unpaid interest and Liquidated Damages, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any holder of such beneficial interest, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

            All Securities issued upon any transfer or exchange pursuant to this
Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee and the Company including evidence of the destruction, loss or theft of the Security. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

            Every replacement Security is an additional obligation of the Company.

            The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

            SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09. Temporary Securities. Until Definitive Securities and Global Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

            SECTION 2.10. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver canceled Securities to the Company pursuant to written direction by an Officer of the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

            SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

            The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

            SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

            SECTION 2.13. Book-Entry Provisions for Global Securities. (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary and (ii) be delivered to the Trustee as the initial Securities Custodian for such Depositary. Beneficial interests in Global Securities may be held indirectly through members of or participants in ("Agent Members") the Depositary (including Cedel and Euroclear in the case of the Regulation S Global Security).

            Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as Securities Custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

            (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary (and Agent Member, if applicable) and the provisions of
Section 2.14. The Trustee shall register the transfer of Physical Securities to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the

Company that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor Depositary is not appointed by the Company within 90 days of such notice, or (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to permit such transfers. Notwithstanding the previous sentence, in no event shall Physical Securities be delivered to investors who purchased Securities in reliance on Regulation S prior to the day that is 40 days after the Issue Date with respect to such Securities.

            (c) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

            SECTION 2.14. Special Transfer Provisions. Unless and until a Transfer Restricted Security is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

            (a) Transfers to Non-QIB IAIs. Unless otherwise specified in the relevant Purchase Agreement, the minimum amount of Securities that may be purchased by an IAI that is not a QIB is $250,000. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to any IAI that is not a QIB (other than pursuant to Regulation S):

                  (i) The Registrar shall register the transfer of any Transfer
            Restricted Security by a Holder if (x) the requested transfer is (A) at least two years after the later of (1) the Issue Date with respect to such Transfer Restricted Security and (2) the date such Transfer Restricted Security was acquired from an affiliate of the Company and (B) at least three months after the last date such Holder was an affiliate of the Company or (y) the proposed transferee has delivered to the Registrar a letter substantially in the form set forth in Exhibit D hereto.

                  (ii) If the proposed transferee is an Agent Member and the
            Transfer Restricted Security to be transferred consists of a beneficial interest in the QIB Global Security or the Regulation S Global Security, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the IAI Global Security in an amount equal to the principal amount of the beneficial interest in the QIB Global Security or the Regulation S Global Security to be so transferred and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such QIB Global Security or Regulation S Global Security.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to a QIB (other than pursuant to Regulation S):

                  (i) The Registrar shall register the transfer of a Transfer
            Restricted Security by a Holder if (x) the requested transfer is (A) at least two years after the later of (1) the Issue Date with respect to such Transfer Restricted Security and (2) the date such Transfer Restricted Security was acquired from an affiliate of the Company and (B) at least three months after the last date such Holder was an affiliate of the Company or (y) such transfer is being made by a proposed transferor who has provided the Registrar with a letter substantially in the form set forth in Exhibit F hereto.

                  (ii) If the proposed transferee is an Agent Member and the
            Transfer Restricted Security to be transferred consists of an interest in the IAI Global Security or the Regulation S Global Security, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Security in an amount equal to the principal amount of the beneficial interest in the IAI Global Security or the Regulation S Global Security to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such IAI Global Security or Regulation S Global Security.

            (c) Transfers Pursuant to Regulation S. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Security pursuant to Regulation S:

                  (i) The Registrar shall register any proposed transfer of a
            Transfer Restricted Security by a Holder if (x) the requested transfer is at least two years after the Issue Date with respect to such Transfer Restricted Security and at least three months after the last date such Holder was an affiliate of the Company or (y) upon receipt of a letter substantially in the form set forth in Exhibit G hereto from the proposed transferor.

                  (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the applicable U.S. Global Security.

            (d) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing the Restricted Securities Legend, the Registrar shall deliver Securities that do not bear the Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing the Restricted Securities Legend, the Registrar shall deliver only Securities that bear the Restricted Securities Legend unless either (i) the circumstances contemplated by paragraph (a)(i)(x),
      (b)(i)(x) or (c)(i)(x) of this Section exist, (ii) in the case of any Initial Securities purchased in reliance upon

      Regulation S, (A) such transfer, exchange or replacement occurs at least 40 days after the Issue Date with respect to such Securities and (B) the transferor has delivered a letter substantially in the form set forth in Exhibit G hereto or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (e) General. By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Restricted Securities Legend and agrees that it shall transfer such Security only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.14. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                   ARTICLE III

                                   Redemption

            SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

            The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

            SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed pro rata, by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

            SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

            The notice shall identify the Securities to be redeemed and shall state:

            (a) the redemption date;

            (b) the redemption price;

            (c) the name and address of the Paying Agent;

            (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (e) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

            (f) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or a portion thereof) called for redemption ceases to accrue on and after the redemption date;

            (g) the CUSIP number, if any, printed on the Securities being redeemed; and

            (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

            SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation.

            SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

            SECTION 3.07. Optional Redemption. (a) Except as set forth in
Section 3.07(b), the Securities may not be redeemed prior to December 15, 2002. Thereafter, the Securities will be subject to redemption at any time at the option of the Company, in whole or in part, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period beginning on or after December 15 of the years set forth below:

                                                                      Redemption
Period                                                                   Price
------                                                                   -----
2002..............................................................     105.063%
2003..............................................................     103.375%
2004..............................................................     101.688%
2005 and thereafter...............................................     100.000%

            (b) In addition, at any time and from time to time prior to December 15, 2000, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of Securities at a redemption price of 110.125% of the principal amount thereof, plus the accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Public Equity Offerings following which there is a Public Market; provided, however, that at least 65% of the original aggregate principal amount of Initial Securities remains outstanding immediately after the occurrence of such redemption.

                                   ARTICLE IV

                                    Covenants

            SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.02. SEC Reports. Prior to the effectiveness of the Exchange Offer Registration Statement or if the Company is otherwise not obligated to make the filings required by the following sentence, the Company shall provide within a reasonable time (not to exceed 45 days following the end of the first three quarters of any fiscal year and 90 days following the end of such fiscal year) to the Trustee, the Securityholders and prospective Securityholders (upon request) quarterly and annual financial statements prepared in accordance with GAAP, together with management's discussion and analysis of financial condition and results of operations and, in the case of annual financial statements, a description of any changes in, or disagreements with, accountants on accounting and financial disclosure, a brief description of the Company's business, a discussion of any material legal proceedings in which the Company is involved (other than routine legal proceedings incidental to the conduct of the business) and a discussion of the compensation paid to, and any material arrangements with, the Company's executive officers. Following the effectiveness of the Exchange Offer Registration Statement, notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Securityholders and prospective Securityholders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act, provided that the requirements of this sentence relating to filings with the SEC shall not be applicable to the extent that the SEC refuses to accept any such filing. In addition, following a Public Equity Offering, the Company shall furnish to the Trustee and the Securityholders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of Section 314(a) of the TIA.

            SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company and any of its Restricted Subsidiaries may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than

2.00:1.00 if such Indebtedness is Incurred on or prior to December 31, 1999 and 2.25:1.00 if such Indebtedness is Incurred thereafter.

            (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

            (i) Bank Indebtedness or Indebtedness Incurred pursuant to any other revolving credit, term loan or working capital financings in an aggregate principal amount at any time outstanding not in excess of the greater of $25.0 million and the Borrowing Base in effect from time to time (in each case less the aggregate amount of all repayments of principal actually made thereunder since the Closing Date with Net Available Cash from Asset Dispositions pursuant to Section 4.06(a)(iii)(A));

            (ii) Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

            (iii) Indebtedness of the Company or its Restricted Subsidiaries (A) represented by the Securities (other than Additional Securities) or the Subsidiary Guarantees (other than Guarantees of Additional Securities),
      (B) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above) or (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii), clauses (v), (vi) (vii), and (viii) of this paragraph (b) or in Section 4.03(a);

            (iv) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted

      Subsidiary became a Subsidiary or was otherwise acquired by the Company); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary or the Company in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

            (v) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit, surety or appeal bonds or guarantees resulting from the endorsement of negotiable instruments provided by the Company and its Restricted Subsidiaries in the ordinary course of their business and which do not secure other Indebtedness, and (B) under Currency Agreements and Interest Rate Agreements, in each case entered into for bona fide hedging purposes of the Company in the ordinary course of business; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

            (vi) Indebtedness of the Company or any Restricted Subsidiary consisting of obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by the Company or any Restricted Subsidiary permitted under the Indenture, provided that the principal amount of all Indebtedness incurred pursuant to this clause
      (vi), when taken together with all other Indebtedness Incurred pursuant to this clause (vi) and then outstanding, shall not exceed $3.0 million;

            (vii) Indebtedness of the Company or a Restricted Subsidiary owed to (including in respect of letters of credit for the benefit of) any Person in connection with workers' compensation insurance provided by such Person to the Company or such Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case Incurred in the ordinary course of business;

            (viii) Purchase Money Indebtedness, Attributable Debt and Capitalized Lease Obligations in an aggregate principal amount not in excess of $2.0 million at any time outstanding; or

            (ix) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this Section 4.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (ix) and then outstanding, shall not exceed $15.0 million.

            (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations. The Company shall not Incur any Indebtedness pursuant to Section 4.03(a) or 4.03(b) if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. The Company shall not Incur any Indebtedness that constitutes Deferred Obligations after the Closing Date unless such Indebtedness is expressly subordinated in right of payment to the Securities. In addition, the Company shall not Incur any Secured Indebtedness that is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or on a senior basis to, in the case of Indebtedness Subordinated in right of payment to the Securities) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. A Guarantor Subsidiary shall not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in ranking in any respect to any Senior Indebtedness of such Guarantor Subsidiary unless such Indebtedness is Senior Subordinated Indebtedness of such Guarantor Subsidiary or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Guarantor Subsidiary. A Guarantor Subsidiary shall not Incur any Indebtedness that constitutes Deferred Obligations after the Closing Date unless such Indebtedness is expressly subordinated in right of payment to the Subsidiary Guarantees. In addition, a Guarantor Subsidiary may not Incur any Secured Indebtedness that is not Senior Indebtedness of such Guarantor Subsidiary unless contemporaneously therewith effective provision is made to secure the Subsidiary Guarantee of such Guarantor Subsidiary equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Subsidiary Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien.

            (d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the date of this Indenture shall be treated as Incurred pursuant to Section 4.03(b)(i), (ii) Indebtedness permitted by this
Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness and (iii) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

            SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than (A) the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition and (B) reductions of Subordinated

Obligations consisting of purchase price adjustments in connection with the acquisition or disposition of assets by the Company or a Restricted Subsidiary permitted by the Indenture); or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (A) a Default shall have occurred and be continuing (or would result therefrom);

            (B) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

            (C) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date would exceed the sum of:

                  (1) 50% of the Consolidated Net Income accrued during the
            period (treated as one accounting period) from the Closing Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are then available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                  (2) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

                  (3) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan or other trust subsequent to the Closing Date; provided, however, that if such plan or trust Incurs any Indebtedness to, or Guaranteed by, the Company or any Restricted Subsidiary to finance the acquisition of such Capital Stock, such aggregate amount shall be limited to such Net Cash Proceeds less such Indebtedness Incurred to or Guaranteed by the Company or any Restricted Subsidiary and any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such plan or trust with respect to Indebtedness Incurred by it to finance the purchase of such Capital Stock;

                  (4) the amount by which Indebtedness of the Company or its
            Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) of any Indebtedness of the Company or its Restricted Subsidiaries issued subsequent to the Closing Date and convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

                  (5) the amount equal to the net reduction in Investments in
            Unrestricted Subsidiaries resulting from (aa) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (bb) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments or (cc) the sale, liquidation or repayment of any such Investment in Unrestricted Subsidiaries, in an amount not to exceed the lesser of (x) the net cash proceeds received by the Company or any Restricted Subsidiary in connection with such sale, liquidation or repayment and (y) the initial amount of such Investment, which amount was included in the calculation of the amount of Restricted Payments.

            (b) The provisions of Section 4.04(a) shall not prohibit:

            (i) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) shall be excluded from clause (C)(2) or (C)(3) of Section 4.04(a);

            (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.03(b); provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

            (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

            (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

            (v) the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases (other than repurchases made with respect to a deceased Person that are funded using the proceeds of a life insurance policy relating to such Person of which the Company or a Restricted Subsidiary is the beneficiary) shall not exceed $5.0 million in any calendar year; provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments;

            (vi) any purchase for total consideration not in excess of $10.0 million of any common stock of the Company then held by members of senior management of the Company who are not members of the Board of Directors on the Closing Date, so long as the condition specified in Section 4.04(a)(A) is satisfied; provided, however, that such purchase shall be included in the calculation of the amount of Restricted Payments;

            (vii) dividends, distributions or other payments made on or with respect to Capital Stock to the extent payable in shares of Capital Stock of such Person (other than Disqualified Stock); or

            (viii) other Restricted Payments in an aggregate amount not to exceed $3.0 million.

            SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

            (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Closing Date;

            (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a

      Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

            (iii) any encumbrance or restriction pursuant to an agreement constituting Refinancing Indebtedness or Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.05 or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.05 or this clause (iii); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment, taken as a whole, are no less favorable to the Securityholders than the encumbrances and restrictions contained in such agreements as determined in good faith by the Board of Directors;

            (iv) in the case of clause (c), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

            (v) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

            SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, (ii) at least 85% (or 100% in the case of lease payments) of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness or Indebtedness (other than Preferred Stock) of a Wholly Owned Subsidiary) to prepay, repay or purchase Senior Indebtedness or such Indebtedness (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 60 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 270 days from the later of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined below) to purchase Securities pursuant to and subject to the conditions of Section 4.06(b), provided that if the Company elects (or is required by the terms of any Senior Subordinated Indebtedness), such Offer may be made ratably to purchase the Securities and other Senior Subordinated Indebtedness, and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to prepay, repay or purchase Indebtedness of the Company (other than Indebtedness owed to an Affiliate of the Company and other than Disqualified Stock of the Company) or Indebtedness of any Restricted Subsidiary (other than Indebtedness owed to the Company or an Affiliate of the Company), in each case described in this clause (D) within one year from the receipt of such Net Available Cash or, if the Company has made an Offer pursuant to clause (C) of this Section 4.06(a), six months from the date such Offer is consummated; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (C) or (D) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions in any year that is not applied in accordance with this Section 4.06 exceeds $5.0 million.

            For the purposes of this Section 4.06, the following are deemed to be cash: (x) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

            (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(C), the Company shall be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with Section 4.06(a)(iii)(D). The Company shall not be required to make an Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of Section 4.06(a)(iii)) is less than $10.0 million for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

            (c) (i) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall (A) include, if material, appropriate pro forma financial information and (B) include or incorporate by reference (and provide upon request) the information most recently provided in accordance with Section 4.02) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (iii).

            (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Offer (the "Offer Amount"), (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

            (iii) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the date of purchase. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities and any other Senior Subordinated

Indebtedness included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Securities and other Senior Subordinated Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities and other Senior Subordinated Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            (iv) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A
Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (v) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

            SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, are not in writing and have not been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and who are not employed or otherwise associated with such Affiliates. In addition, if such Affiliate Transaction involves an amount in excess of

$5.0 million, a fairness or reasonableness opinion must be obtained from a nationally recognized appraisal, accounting or investment banking firm.

            (b) The provisions of Section 4.07(a) shall not prohibit (i) any payment or transaction permitted pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors or the board of directors of the relevant Restricted Subsidiary, (iii) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company, but in any event not to exceed $500,000 in the aggregate outstanding at any one time, (iv) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries, (v) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, (vi) indemnification or insurance provided to officers or directors of the Company and the Restricted Subsidiaries approved in good faith by the Board of Directors or the board of directors of the relevant Restricted Subsidiary, (vii) payments under, or amendments or extensions of, the Gateway Lease; provided that any such amendments or extensions are on commercially reasonable terms as certified by a recognized commercial real estate firm that is not an Affiliate of the Company, (viii) leases of real property from any Permitted Holder, provided that any such leases are on commercially reasonable terms as certified by a recognized commercial real estate firm that is not an Affiliate of the Company, (ix) any fee paid to Permitted Holders (other than any Management Stockholder) in consideration of the provision of management services in an aggregate amount not to exceed $500,000 per annum, plus out-of-pocket expenses relating to the provision of such management services, and (x) sales of Capital Stock of the Company to Affiliates.

            SECTION 4.08. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b); provided, however, that notwithstanding the occurrence of a Change in Control, the Company shall not be obligated to purchase the Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem all the Securities under Section
3.07 or in the event that a third party makes or has made such an offer in compliance with Section 3.07 and such third party purchases all Securities validly tendered and not withdrawn pursuant to such offer. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

            (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Company shall mail a notice to each Holder with a copy to the Trustee stating:

            (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase, which shall be the date the Company deposits the required cash with the Trustee for such purpose (subject to the right of Holders of record on a record date to receive interest due on the relevant interest payment date);

            (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

            (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (iv) the instructions determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.

            (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

            (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

            SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 4.11. Future Guarantor Subsidiaries. The Company shall cause each Restricted Subsidiary which Incurs Indebtedness to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall Guarantee payment of the Securities; provided, however, that such Subsidiary shall not be required to execute and deliver a supplemental indenture pursuant to this Section in the event that such Subsidiary is a party to the Indenture at the time of such Incurrence of

Indebtedness. Each Subsidiary Guarantee shall be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            SECTION 4.12. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Related Business.

            SECTION 4.13. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock or the Capital Stock of another Restricted Subsidiary, except (a) to the Company or a Wholly Owned Subsidiary, (b) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (c) directors' qualifying shares. The proceeds of any sale of such Capital Stock permitted hereby shall be treated as Net Available Cash from an Asset Disposition and shall be applied in accordance with Section 4.06.

            SECTION 4.14. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) the Company or such Subsidiary would be entitled to (i) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (ii) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.03, (b) the net cash proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined in good faith by the Board of Directors) of such property and (c) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with,
Section 4.06.

                                    ARTICLE V

                                Successor Company

            SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

            (a) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, limited liability company, limited partnership or business trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

            (b) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (c) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

            (d) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

            (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

            Notwithstanding the foregoing clauses (b), (c) and (d), (a) any Restricted Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

                                   ARTICLE VI

                              Defaults and Remedies

            SECTION 6.01. Events of Default. An "Event of Default" occurs if:

            (a) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article X, and such default continues for a period of 30 days;

            (b) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article X or
      (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article X;

            (c) the Company fails to comply with Section 5.01;

            (d) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13 or 4.14 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;

            (e) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for 60 days after the notice specified below;

            (f) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent at the time;

            (g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case;

                  (ii) consents to the entry of an order for relief against it in an involuntary case;

                  (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (iv) makes a general assignment for the benefit of its
            creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

                  (h) a court of competent jurisdiction enters an order or
            decree under any Bankruptcy Law that:

                        (i) is for relief against the Company or any Significant
                  Subsidiary in an involuntary case;

                        (ii) appoints a Custodian of the Company or any
                  Significant Subsidiary or for any substantial part of its property; or

                        (iii) orders the winding up or liquidation of the
                  Company or any Significant Subsidiary;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

            (i) any final and nonappealable judgment or decree for the payment of money in excess of $5.0 million or its foreign currency equivalent at the time is entered against the Company or any Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

            (j) any Subsidiary Guarantee shall cease to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor Subsidiary or person acting by or on behalf of such Guarantor Subsidiary shall deny or disaffirm its obligations under this Indenture or any Subsidiary Guarantee and such Default continues for 10 days.

            The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (d) or (e) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (d), (e), (h) or (i), its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security or (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (b) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

            (c) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (e) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and liquidated damages and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, any Subsidiary or Guarantor Subsidiary, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to holders of Senior Indebtedness to the extent required by
      Article X;

            THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, any liquidated damages and interest, respectively; and

            FOURTH: to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

            SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Guarantor Subsidiary (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor Subsidiary (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     Trustee

            SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the require-ments of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 7.02. Rights of Trustee. Subject to Section 7.01:

            (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent,

Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within the earlier of 90 days after it occurs (if practicable) or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

            SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with Section 313(a) of the TIA. The Trustee shall also comply with
Section 313(b) of the TIA.

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services including extraordinary services such as default administration. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. When the Trustee incurs expenses or renders services after the incurrence of any Event of Default specified in Article VI hereof, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Guarantor Subsidiary, jointly and severally shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by the Trustee without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Guarantor Subsidiary of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Securities.

            The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10;

            (b) the Trustee is adjudged bankrupt or insolvent;

            (c) a receiver or other public officer takes charge of the Trustee or its property; or

            (d) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIAss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

            SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable at maturity or a notice of redemption has been mailed pursuant to Article III hereof and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14, 5.01(c) and 5.01(d) and
the operation of Section 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Subsidiaries of the Company only), 6.01(h) (with respect to Subsidiaries of the Company only) and 6.01(i) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company terminates all of its obligations under the Securities and this Indenture by exercising either its covenant defeasance option or its legal defeasance option, the obligations under the Subsidiary Guarantees shall each be terminated simultaneously with the termination of such obligations.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Subsidiaries of the Company only), 6.01(h) or 6.01(i) or because of the failure of the Company to comply with clauses (c) and (d) of Section 5.01.

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05,

2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07,
8.04 and 8.05 shall survive.

            SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

            (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the pay ments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (c) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

            (d) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article X;

            (e) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (f) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (g) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (h) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
      Article VIII have been complied with.

            Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

            SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article X.

            SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   Amendments

            SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

            (a) to cure any ambiguity, omission, defect or inconsistency;

            (b) to comply with Article V;

            (c) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (d) to make any change in Article X or Article XII that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article X or Article XII;

            (e) to add additional Guarantees with respect to the Securities or to secure the Securities;

            (f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (g) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

            (h) to make any change that does not adversely affect the rights of any Securityholder; or

            (i) to provide for the issuance of the Exchange Securities or Private Exchange Securities, which shall have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities.

            An amendment under this Section may not make any change that adversely affects the rights under Article X or Article XII of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.02. With Consent of Holders. The Company, the Guarantor Subsidiaries and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

            (a) reduce the amount of Securities whose Holders must consent to an amendment;

            (b) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Security;

            (c) reduce the principal of or extend the Stated Maturity of any Security;

            (d) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article III;

            (e) make any Security payable in money other than that stated in the Security;

            (f) make any change in Article X or Article XII that adversely affects the rights of any Securityholder under Article X or Article XII;

            (g) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

            (h) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

            (i) modify or affect in any manner adverse to the Holders the terms and conditions of the obligation of any Guarantor Subsidiary for the due and punctual payment of the principal of or any liquidated damages or interest on Securities.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.
An amendment or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In sign-ing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture that such amendment is the legal, valid and binding obligation of the Company and the Guarantor Subsidiaries enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

            SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE X

                                  Subordination

            SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu in right of payment with all other Senior Subordinated Indebtedness of the Company and all existing Deferred Obligations of the Company and shall rank senior in right of payment to all existing and future Subordinated Obligations of the Company and all Deferred Obligations of the Company Incurred after the Closing Date; and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of these subordination provisions, the Indebtedness evidenced by the Securities is deemed to include the liquidated damages payable pursuant to the provisions set forth in the Securities and in the Exchange and Registration Rights Agreement. All provisions of this Article X shall be subject to Section 10.12.

            SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

            (a) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of the Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

            (b) until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article X shall be made to holders of Senior Indebtedness of the Company as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness of the Company to at least the same extent as the Securities.

            SECTION 10.03. Default on Senior Indebtedness. The Company may not pay the principal of, premium (if any) or interest on the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (a) any Senior Indebtedness of the Company is not paid when due or (b) any other default on such Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events in clause (a) or (b) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause
(a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or without the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

            SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representative) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Company may not pay the Securities until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article X otherwise permits payment at that time.

            SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article X should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

            SECTION 10.06. Subrogation. After all Senior Indebtedness of the Company is paid in full in cash and until the Securities are paid in full in cash, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness of the Company to receive distributions applicable to Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

            SECTION 10.07. Relative Rights. This Article X defines the relative rights of Securityholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

            (a) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on and liquidated damages in respect of, the Securities in accordance with their terms; or

            (b) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Securityholders.

            SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

            SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness of the Company (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article X with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Company; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

            SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

            SECTION 10.11. Article X Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

            SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article X, and none of the

Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

            SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Securityholders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section
10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (c) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

            SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Company as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to

Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article X or otherwise.

            SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

            SECTION 10.17. Trustee's Compensation Not Prejudiced. Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                   ARTICLE XI

                              Subsidiary Guarantees

            SECTION 11.01. Subsidiary Guarantees. Each Guarantor Subsidiary hereby jointly and severally guarantees on an unsecured, senior subordinated basis, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on and liquidated damages in respect of the Securities when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Guarantor Subsidiary further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor Subsidiary, and that each such Guarantor Subsidiary shall remain bound under this Article XI notwithstanding any extension or renewal of any Obligation.

            Each Guarantor Subsidiary waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor Subsidiary waives the benefits of N.C. Gen. Stat. ss. 26-7 through ss. 26-9. Each Guarantor Subsidiary waives notice of any default under the Securities or the Obligations. The obligations of each Guarantor Subsidiary hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement;
(d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor Subsidiary, except as provided in
Section 11.02(b).

            Each Guarantor Subsidiary hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantor Subsidiaries, such that such Guarantor Subsidiary's obligations would be less than the full amount claimed. Each Guarantor Subsidiary hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Guarantor Subsidiary's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor Subsidiary hereunder. Each Guarantor Subsidiary hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor Subsidiary.

            Each Guarantor Subsidiary further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

            The Subsidiary Guarantee of each Guarantor Subsidiary is, to the extent and in the manner set forth in Article XII, subordinated and subject in right of payment to the prior payment in full in cash of the principal of and premium, if any, and interest on all Senior Indebtedness of the relevant Guarantor Subsidiary and is made subject to such provisions of this Indenture.

            The obligations of each Guarantor Subsidiary hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor Subsidiary herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor Subsidiary or would otherwise operate as a discharge of any Guarantor Subsidiary as a matter of law or equity.

            Each Guarantor Subsidiary agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Obligations. Each Guarantor Subsidiary further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor Subsidiary by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor Subsidiary hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

            Each Guarantor Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each Guarantor Subsidiary further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor Subsidiary for the purposes of this Section.

            Each Guarantor Subsidiary also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

            Upon request of the Trustee, each Guarantor Subsidiary shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 11.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Guarantor Subsidiary shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to any Guarantor Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            (b) This Subsidiary Guarantee as to any Guarantor Subsidiary shall terminate and be of no further force or effect upon (i) the merger or consolidation of such Guarantor Subsidiary with or into any Person other than the Company or a Subsidiary of the Company where such Guarantor Subsidiary is not the surviving entity of such consolidation or merger or (ii) the sale by the Company or any Subsidiary of the Company (or any pledgee of the Company) of the Capital Stock of such Guarantor Subsidiary, where, after such sale, such Guarantor Subsidiary is no longer a Subsidiary of the Company; provided, however, that each such merger, consolidation or sale (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with
Section 4.06.

            SECTION 11.03. Successors and Assigns. This Article XII shall be binding upon each Guarantor Subsidiary and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

            SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor Subsidiary in any case shall entitle such Guarantor Subsidiary to any other or further notice or demand in the same, similar or other circumstances.

            SECTION 11.06. Execution of Supplemental Indenture for Future Guarantor Subsidiaries. Each Subsidiary which is required to become a Guarantor Subsidiary pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto pursuant to which such Subsidiary shall become a Guarantor Subsidiary under this Article XI and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Guarantor Subsidiary is a legal, valid and binding obligation of such Guarantor Subsidiary, enforceable against such Guarantor Subsidiary in accordance with its terms.

                                   ARTICLE XII

                   Subordination of the Subsidiary Guarantees

            SECTION 12.01. Agreement To Subordinate. Each Guarantor Subsidiary agrees, and each Securityholder by accepting a Security agrees, that the Obligations of a Guarantor Subsidiary are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full of all Senior Indebtedness of such Guarantor Subsidiary and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness of such Guarantor Subsidiary. The Obligations with respect to a Guarantor Subsidiary shall in all respects rank pari passu in right of payment with all other Senior Subordinated Indebtedness of such Guarantor Subsidiary and shall rank senior in right of payment to all existing and future Subordinated Obligations of such Guarantor Subsidiary and all Deferred Obligations of such Guarantor Subsidiary Incurred after the Closing Date; and only Indebtedness of such Guarantor Subsidiary that is Senior Indebtedness of such Guarantor Subsidiary shall rank senior to the Obligations of such Guarantor Subsidiary in accordance with the provisions set forth herein.

            SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of a Guarantor Subsidiary to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor Subsidiary or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor Subsidiary and its properties:

            (a) holders of Senior Indebtedness of such Guarantor Subsidiary shall be entitled to receive payment in full in cash of such Senior Indebtedness before Securityholders shall be entitled to receive any payment of any Obligations from such Guarantor Subsidiary; and

            (b) until the Senior Indebtedness of such Guarantor Subsidiary is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article XII shall be made to holders of such Senior Indebtedness as their respective interests may appear.

            SECTION 12.03. Default on Senior Indebtedness of a Guarantor Subsidiary. A Guarantor Subsidiary may not make any payment pursuant to any of the Obligations or repurchase, redeem or otherwise retire any Securities (collectively, "pay its Guarantee") if (a) any amount due in respect of any Senior Indebtedness of such Guarantor Subsidiary is not paid when due or (b) any other default on Senior Indebtedness of such Guarantor Subsidiary occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that such Guarantor Subsidiary may pay its Guarantee without regard to the foregoing if such Guarantor Subsidiary and the Trustee receive written notice approving such payment from the Representative of the holders of the Senior Indebtedness with respect to which either of the events in clause (a) or (b) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of a Guarantor Subsidiary pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or without the expiration of any applicable grace periods, such Guarantor Subsidiary may not pay its Guarantee for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Guarantor Subsidiary and the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of the Designated Senior Indebtedness of such Guarantor Subsidiary specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee (with a copy to such Guarantor Subsidiary and the Company) from the Person or Persons who gave such Blockage Notice, (ii) because such Designated Senior Indebtedness has been repaid in full or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, such Guarantor Subsidiary may resume to pay its Guarantee after such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given with respect to a Guarantor Subsidiary in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Guarantor Subsidiary during such period.

            SECTION 12.04. Demand for Payment. If payment of the Securities is accelerated because of an Event of Default and a demand for payment is made on a Guarantor Subsidiary pursuant to Article XI, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Guarantor Subsidiary (or the Representative of such holders) of such demand. If any Designated Senior Indebtedness of such Guarantor Subsidiary is outstanding, such Guarantor Subsidiary may not pay its Guarantee until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of such Guarantor Subsidiary receive notice of such demand and, thereafter, may pay its Guarantee only if this Article XII otherwise permits payment at that time.

            SECTION 12.05. When Distribution Must Be Paid Over. If a payment or distribution is made to Securityholders that because of this Article XII should not have been made to them, the Securityholders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Senior Indebtedness of the relevant Guarantor Subsidiary and pay it over to them as their respective interests may appear.

            SECTION 12.06. Subrogation. After all Senior Indebtedness of a Guarantor Subsidiary is paid in full in cash and until the Securities are paid in full in cash, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness of such Guarantor Subsidiary to receive distributions applicable to Senior Indebtedness of such Guarantor Subsidiary. A distribution made under this Article XII to holders of Senior Indebtedness of such Guarantor Subsidiary which otherwise would have been made to Securityholders is not, as between such Guarantor Subsidiary and Securityholders, a payment by such Guarantor Subsidiary on Senior Indebtedness of such Guarantor Subsidiary.

            SECTION 12.07. Relative Rights. This Article XII defines the relative rights of Securityholders and holders of Senior Indebtedness of a Guarantor Subsidiary. Nothing in this Indenture shall:

            (a) impair, as between a Guarantor Subsidiary and Securityholders, the obligation of a Guarantor Subsidiary which is absolute and unconditional, to pay its Obligations to the extent set forth in Article XI; or

            (b) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by a Guarantor Subsidiary under its Obligations, subject to the rights of holders of Senior Indebtedness of such Guarantor Subsidiary to receive distributions otherwise payable to Securityholders.

            SECTION 12.08. Subordination May Not Be Impaired by a Guarantor Subsidiary. No right of any holder of Senior Indebtedness of a Guarantor Subsidiary to enforce the subordination of the Obligations of such Guarantor Subsidiary shall be impaired by any act or failure to act by such Guarantor Subsidiary or by its failure to comply with this Indenture.

            SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 12.03, the Trustee or the Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article XII. A Guarantor Subsidiary, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of a Guarantor Subsidiary may give the notice; provided, however, that if an issue of Senior Indebtedness of a Guarantor Subsidiary has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness of a Guarantor Subsidiary (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness of a Guarantor Subsidiary with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XII with respect to any Senior Indebtedness of a Guarantor Subsidiary which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of such Guarantor Subsidiary; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07.

            SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Designated Senior Indebtedness of a Guarantor Subsidiary, the distribution may be made and the notice given to their Representative (if any).

            SECTION 12.11. Article XII Not To Prevent Events of Default or Limit Right To Accelerate. The failure of a Guarantor Subsidiary to make a payment on any of its Obligations by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a default by such Guarantor Subsidiary under its Obligations. Nothing in this Article XII shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on a Guarantor Subsidiary pursuant to Article XII.

            SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article XII, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness of a Guarantor Subsidiary for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of a Guarantor Subsidiary and other Indebtedness of a Guarantor Subsidiary, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Guarantor Subsidiary to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Guarantor Subsidiary held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XII.

            SECTION 12.13. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of each of the Guarantor Subsidiaries as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of a Guarantor Subsidiary. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of a Guarantor Subsidiary and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the relevant Guarantor Subsidiary or any other Person, money or assets to which any holders of Senior Indebtedness of such Guarantor Subsidiary shall be entitled by virtue of this Article XII or otherwise.

            SECTION 12.15. Reliance by Holders of Senior Indebtedness of a Guarantor Subsidiary on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Guarantor Subsidiary, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

            SECTION 12.16. Defeasance. The terms of this Article XII shall not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Securities pursuant to the provisions described in Section 8.03.

                                  ARTICLE XIII

                                  Miscellaneous

            SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                       if to the Company:

                       Richmont Marketing Specialists Inc.
                       2324 Gateway Drive
                       Irving, Texas 75063

                            Attention of:
                       Chief Financial Officer

                       if to the Trustee:

                       Texas Commerce Bank National Association
                       2200 Ross Avenue, 5th Floor
                       Dallas, Texas 75201

                            Attention of:
                       Corporate Trust Department

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to

TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Guarantor Subsidiary or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor Subsidiary shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 13.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 13.11. Successors. All agreements of the Company and each Guarantor Subsidiary in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                             RICHMONT MARKETING SPECIALISTS INC.,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer


                             MARKETING SPECIALISTS SALES
                                    COMPANY,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer


                             MSSC CAROLINA, INC.,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer


                             FERRO & ASSOCIATES, INC.,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer


                             BROMAR, INC.,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer

                             GENE SANFORD & ASSOCIATES, INC.,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer


                             SERVICE ASSETS CORP.,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer


                             BROKERAGE SERVICES, INC.,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer


                             BATESTAS & CO.,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer


                             TOWER MARKETING, INC.,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer


                             T-BAR BROKERAGE,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer

                             T'NT NATIONAL CONVENIENCE STORE BROKERS, INC.,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer


                             ATLAS MARKETING COMPANY, INC.,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer


                             CENTURY FOOD BROKERS OF HICKORY, INC.,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer


                             EAST COAST FOOD BROKERAGE, INC.,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer


                             ULTIMATE FOOD SALES, INC.,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer


                             CUMBERLAND FOOD BROKERS, INC.,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer

                             MEATMASTER BROKERAGE, INC.,

                             By /s/ Timothy M. Byrd
                                --------------------------------------
                                Name: Timothy M. Byrd
                                Title: Chief Financial Officer

                             TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Trustee,

                             By /s/ Michael A. Scrivner
                                --------------------------------------
                                Name: Michael A. Scrivner
                                Title: Vice President

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [GLOBAL SECURITIES LEGEND]

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

                         [RESTRICTED SECURITIES LEGEND]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT

--------
(1) This paragraph should only be added if the security is issued in global form.

OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES (A) THROUGH (F), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                       RICHMONT MARKETING SPECIALISTS INC.

                    10 1/8% SENIOR SUBORDINATED NOTE DUE 2007

No. ___                                                       CUSIP No.
                                                                       $________

            RICHMONT MARKETING SPECIALISTS INC., a Delaware corporation (the "Company"), promises to pay to _______________,or registered assigns, the principal sum of _____________ on December 15, 2007.

        Interest Payment Dates:     June 15 and December 15
        Record Dates:               June 1 and December 1

            Additional provisions of this Security are set forth on the other side of this Security.

Dated: December 19, 1997

                                       RICHMONT MARKETING SPECIALISTS INC.,


                                       by
                                          ---------------------------------
                                          Name:
                                          Title:


                                       by
                                          ---------------------------------
                                          Name:
                                          Title:

TRUSTEE'S CERTIFICATE OF
        AUTHENTICATION

TEXAS COMMERCE BANK NATIONAL
ASSOCIATION, as Trustee,
certifies that this is
one of the Securities               [Seal]
referred to in the Indenture,

  by
     -----------------------------
          Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                    10 1/8% Senior Subordinated Note due 2007

1. Interest

            RICHMONT MARKETING SPECIALISTS INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

            The Company will pay interest and liquidated damages, if any, semiannually on June 15 and December 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date with respect to this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            The Company and the Guarantor Subsidiaries will use their best efforts to have the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable under the Exchange and Registration Rights Agreement dated the date hereof is not filed with the Commission within 16 months after the Closing Date, (ii) the Exchange Offer Registration Statement or, as the case may be, the Shelf Registration Statement, is not declared effective within 17 months after the Closing Date, (iii) the Exchange Offer is not consummated within 18 months after the Closing Date, or (iv) the Shelf Registration Statement if filed and declared effective within 17 months after the Closing Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company will pay liquidated damages to each holder of Registrable Securities, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 principal amount of the Securities constituting Registrable Securities held by such holder until the applicable Registration Statement if filed or declared effective, the Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Securities on semiannual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Registrable Securities" means (i) each Initial Security until the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Exchange Offer, (ii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

2. Method of Payment

            The Company will pay interest (except defaulted interest) on the Securities to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3. Paying Agent and Registrar

            Initially, TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar. The Company or any domestically organized Wholly Owned Subsidiary may act as Paying Agent, Registrar or co-registrar.

4. Indenture

            The Company issued the Securities under an Indenture dated as of December 19, 1997 (the "Indenture"), among the Company, the Guarantor Subsidiaries and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are unsecured senior subordinated obligations of the Company and are limited to $150,000,000 in aggregate principal amount outstanding, of which $100,000,000 in aggregate principal amount will be initially issued on the Closing Date. Subject to the conditions set forth in the Indenture, the Company may issue up to an additional $50,000,000 aggregate principal amount of Additional Securities. This Security is one of the Original Securities referred to in the Indenture. The Securities include the Initial Securities (consisting of the Original Securities and the Additional Securities) and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, the Capital Stock of the Company and its Restricted Subsidiaries and the redemption of certain subordinated obligations of the Company and its Subsidiaries; other payments by the Company and its Restricted Subsidiaries; Investments; sales and transfers of assets and Capital Stock of the Restricted Subsidiaries; the issuance or sale of Capital Stock of Restricted Subsidiaries; certain transactions with Affiliates of the Company; the lines of business in which the Company and its Restricted Subsidiaries may operate; Sale/Leaseback Transactions; and consolidations, mergers and transfers of all or substantially all of the Company's or a Guarantor Subsidiary's assets. In addition, the Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

            To secure the due and punctual payment of the principal and liquidated damages and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantor Subsidiaries have unconditionally guaranteed the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5. Optional Redemption

            Except as set forth in the next paragraph, the Securities may not be redeemed prior to December 15, 2002. Thereafter, the Securities will be subject to redemption at any time at the option of the Company, in whole or in part, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period beginning on or after December 15 of the years set forth below:

                                                                     Redemption
Period                                                                 Price
------                                                                 -----
2002...............................................................   105.063%
2003    ...........................................................   103.375%
2004...............................................................   101.688%
2005 and thereafter................................................   100.000%

            In addition, at any time and from time to time prior to December 15, 2000, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public Market at a redemption price of 110.125% of the principal amount thereof, plus the accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of Initial Securities remains outstanding immediately after the occurrence of such redemption.

6. Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed pro rata, by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances; provided that Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest (if any) on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7. Repurchase at the Option of the Holder

            Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions set forth in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Subordination

            The Securities are subordinated to Senior Indebtedness as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company and each Guarantor Subsidiary agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9. Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10. Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance

            Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13. Amendment; Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any past default or noncompliance with any provision of the Indenture (other than payment of principal and interest or default in respect of a provision that under Section 9.02 of the Indenture cannot be amended without the consent of each Securityholder affected) may be waived with the consent of the Holders of a majority in principal amount then outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantor Subsidiaries and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), to make any change in Article X or Article XII that would limit or terminate the benefits available to any holder of Senior Indebtedness under Article X or
Article XII, to add additional Guarantees with respect to the Securities or to secure the Securities, to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the rights under this Indenture of any such Holder, to surrender rights and powers conferred on the Company, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance and authorization of the Exchange Securities or Private Exchange Securities.

14. Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities (whether or not such payment is prohibited by Article X); (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase (whether or not such payment is prohibited by Article X) Securities when required; (iii) failure by the Company to comply with other covenants and agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $5,000,000 or its foreign currency equivalent; (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company and any Restricted Subsidiary which is a Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $5,000,000 or its foreign currency equivalent against the Company or any Restricted Subsidiary; and (vii) certain failures of a Subsidiary Guarantee to remain in full force and effect and certain denials or disaffirmations of obligations under the Indenture or a Subsidiary Guarantee by a Guarantor Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities being due and payable immediately.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may other wise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Personal Liability of Directors, Officers, Employees and Stockholders

            A director, officer, employee, stockholder or Affiliate of the Company, as such, shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. No director, officer, employee, stockholder or Affiliate of any of the Guarantor Subsidiaries, as such, will have any liability for any obligations of the Guarantor Subsidiaries under the Security Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities and Security Guarantees by accepting a Security and a Security Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees.

17. Governing Law

            THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18. Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                       RICHMONT MARKETING SPECIALISTS INC.
                               2324 Gateway Drive
                               Irving, Texas 75063

                             Attention of Secretary

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: ________________ Your Signature: _____________________

Signature Guarantee:____________________________________________________________
                    (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

________________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

Reference is hereby made to that certain Indenture dated December 19, 1997 (the "Indenture") among Richmont Marketing Specialists Inc., as Issuer (the "Company"), the Guarantor Subsidiaries (as defined therein) and Texas Commerce Bank National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

|_| has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

|_| has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

            (1)   |_|   to the Company; or

            (2)   |_|   pursuant to an effective registration statement under
                        the Securities Act of 1933; or

            (3)   |_|   inside the United States to a "qualified institutional
                        buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

            (4)   |_|   outside the United States in an offshore transaction
                        within the meaning of Regulation S under the Securities
                        Act in compliance with Rule 904 under the Securities Act of 1933; or

            (5)   |_|   to an institutional "accredited investor" (as defined in
                        Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements
                        (the form of which letter is attached to the Indenture as Exhibit D and which may be obtained from the Trustee); or

            (6)   |_|   pursuant to another available exemption from
                        registration provided by Rule 144 under the Securities
                        Act of 1933.

            Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                    ____________________________
                                             Signature

Signature Guarantee:____________________________________________________________
                    (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 ("Rule 144A"), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________                 ________________________________________
                                        NOTICE: To be executed by an executive
                                                officer

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:

Date of    Amount of decrease   Amount of increase   Principal amount     Signature of
Exchange   in Principal         in Principal         of this Global       authorized officer
           Amount of this       Amount of this       Security following   of Trustee or
           Global Security      Global Security      such decrease or     Securities
                                                     increase             Custodian



                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

        |_| 4.06 Asset Sale  |_|  4.08 Change of Control

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$_______________.


Date: __________________    Your Signature: ____________________________________
                                            (Sign exactly as your name appears
                                            on the other side of the Security)

                                                        ______________________
                                                             Tax I.D. number

Signature Guarantee:____________________________________________________________
                    (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]

                           [Global Securities Legend]

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. (2)

                      RICHMONT MARKETING SPECIALISTS, INC.

                    10 1/8% SENIOR SUBORDINATED NOTE DUE 2007

No. _______                                                  CUSIP No. _________
                                                                       $

            RICHMONT MARKETING SPECIALISTS INC., a Delaware corporation (the "Company"), promises to pay to __________, or registered assigns, the principal sum of $_________ on December 15, 2007.

        Interest Payment Dates:     June 15 and December 15
        Record Dates:               June 1 and December 1

--------
(2) This paragraph should only be added if the Security is issued in global form.

            Additional provisions of this Security are set forth on the other side of this Security.

Dated: _________________

                                      RICHMONT MARKETING SPECIALISTS INC.,


                                      by
                                         ---------------------------------
                                         Name:
                                         Title:


                                      by
                                         ---------------------------------
                                         Name:
                                         Title:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

TEXAS COMMERCE BANK
NATIONAL ASSOCIATION, as
Trustee, certifies that
this is one of the                  [Seal]
Securities referred to
in the Indenture,

  by
     ------------------------------
          Authorized Signatory

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                    10 1/8% Senior Subordinated Note due 2007

1. Interest

            RICHMONT MARKETING SPECIALISTS INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company") promises to pay interest on the principal amount of this Security at the rate per annum shown above. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

            The Company will pay interest and liquidated damages, if any, semiannually on June 15 and December 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Initial Security for which this Exchange Security was issued or, if no interest has been paid, from the Issue Date with respect to this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

            The Company will pay interest (except defaulted interest) on the Securities to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3. Paying Agent and Registrar

            Initially, TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying

Agent, Registrar or co-registrar. The Company or any domestically organized Wholly Owned Subsidiary may act as Paying Agent, Registrar or co-registrar.

4. Indenture

            The Company issued the Securities under an Indenture dated as of December 19, 1997 (the "Indenture"), among the Company, the Guarantor Subsidiaries and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are unsecured senior subordinated obligations of the Company and are limited to $150,000,000 in aggregate principal amount outstanding, of which $100,000,000 in aggregate principal amount will be initially issued on the Closing Date. Subject to the conditions set forth in the Indenture, the Company may issue up to an additional $50,000,000 aggregate principal amount of Additional Securities. This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities (consisting of the Original Securities and the Additional Securities) and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, the Capital Stock of the Company and its Restricted Subsidiaries and the redemption of certain subordinated obligations of the Company and its Subsidiaries; other payments by the Company and its Restricted Subsidiaries; Investments; sales and transfers of assets and Capital Stock of the Restricted Subsidiaries; the issuance or sale of Capital Stock of Restricted Subsidiaries; certain transactions with Affiliates of the Company; the lines of business in which the Company and its Restricted Subsidiaries may operate; Sale/Leaseback Transactions; and consolidations, mergers and transfers of all or substantially all of the Company's or a Guarantor Subsidiary's assets. In addition, the Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

            To secure the due and punctual payment of the principal and liquidated damages and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantor Subsidiaries have unconditionally guaranteed the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5. Optional Redemption

            Except as set forth in the next paragraph, the Securities may not be redeemed prior to December 15, 2002. Thereafter, the Securities will be subject to redemption at any time at the option of the Company, in whole or in part, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period beginning on or after December 15 of the years set forth below:

                                                                      Redemption
Period                                                                  Price
------                                                                  -----
2002...............................................................    105.063%
2003    ...........................................................    103.375%
2004...............................................................    101.688%
2005 and thereafter................................................    100.000%

            In addition, at any time and from time to time prior to December 15, 2000, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public Market at a redemption price of 110.125% of the principal amount thereof, plus the accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of Initial Securities remains outstanding immediately after the occurrence of such redemption.

6. Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed pro rata, by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances; provided that Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest (if any) on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7. Repurchase at the Option of the Holder

            Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions set forth in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Subordination

            The Securities are subordinated to Senior Indebtedness as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company and each Guarantor Subsidiary agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9. Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10. Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance

            Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13. Amendment; Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any past default or noncompliance with any provision of the Indenture (other than payment of principal and interest or default in respect of a provision that under Section 9.02 of the Indenture cannot be amended without the consent of each Securityholder affected) may be waived with the consent of the Holders of a majority in principal amount then outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantor Subsidiaries and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), to make any change in Article X or Article XII that would limit or terminate the benefits available to any holder of Senior Indebtedness under Article X or
Article XII, to add additional Guarantees with respect to the Securities or to secure the Securities, to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the rights under this Indenture of any such Holder, to surrender rights and powers conferred on the Company, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance and authorization of the Exchange Securities or Private Exchange Securities.

14. Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities (whether or not such payment is prohibited by Article X); (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase (whether or not such payment is prohibited by Article X) Securities when required; (iii) failure by the Company to comply with other covenants and agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $5,000,000 or its foreign currency equivalent; (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company and any Restricted Subsidiary which is a Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $5,000,000 or its foreign currency equivalent against the Company or any Restricted Subsidiary; and (vii) certain failures of a Subsidiary Guarantee to remain in full force and effect and certain denials or disaffirmations of obligations under the Indenture or a Subsidiary Guarantee by a Guarantor Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities being due and payable immediately.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may other wise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Personal Liability of Directors, Officers, Employees and Stockholders

            A director, officer, employee, stockholder or Affiliate of the Company, as such, shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. No director, officer, employee, stockholder or Affiliate of any of the Guarantor Subsidiaries, as such, will have any liability for any obligations of the Guarantor

Subsidiaries under the Security Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities and Security Guarantees by accepting a Security and a Security Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees.

17. Governing Law

            THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18. Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                      RICHMONT MARKETING SPECIALISTS, INC.
                               2324 Gateway Drive
                               Irving, Texas 75063

                             Attention of Secretary

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: ________________ Your Signature: _____________________

Signature Guarantee:____________________________________________________________
                    (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

________________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

      The following increases or decreases in this Global Security have been made:

Date of    Amount of decrease   Amount of increase   Principal amount     Signature of
Exchange   in Principal         in Principal         of this Global       authorized officer
           Amount of this       Amount of this       Security following   of Trustee or
           Global Security      Global Security      such decrease or     Securities
                                                     increase             Custodian



                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

        |_| 4.06 Asset Sale  |_|  4.08 Change of Control

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$_______________.


Date: __________________    Your Signature: ____________________________________
                                            (Sign exactly as your name appears
                                            on the other side of the Security)

Signature Guarantee:____________________________________________________________
                    (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

                                                                       EXHIBIT C

                   [FORM OF FACE OF PRIVATE EXCHANGE SECURITY]

                           [GLOBAL SECURITIES LEGEND]

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(3)

                         [RESTRICTED SECURITIES LEGEND]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A

--------
(3) This paragraph should only be added if the security is issued in global form.

UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES (A) THROUGH (F), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                       RICHMONT MARKETING SPECIALISTS INC.

                    10 1/8% SENIOR SUBORDINATED NOTE DUE 2007

No. ___                                                       CUSIP No.
                                                                       $________

            RICHMONT MARKETING SPECIALISTS INC., a Delaware corporation (the "Company"), promises to pay to ______________ ,or registered assigns, the principal sum of ______________ on December 15, 2007.

        Interest Payment Dates:     June 15 and December 15
        Record Dates:               June 1 and December 1

            Additional provisions of this Security are set forth on the other side of this Security.

Dated:  ________________

                                       RICHMONT MARKETING SPECIALISTS INC.,

                                       by
                                          ---------------------------------
                                          Name:
                                          Title:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

TEXAS COMMERCE BANK
NATIONAL ASSOCIATION,
as Trustee, certifies that
this is one of the Securities        [Seal]
referred to in the Indenture,

  by
     ------------------------------
         Authorized Signatory

               [FORM OF REVERSE SIDE OF PRIVATE EXCHANGE SECURITY]

                    10 1/8% Senior Subordinated Note due 2007

1. Interest

            RICHMONT MARKETING SPECIALISTS INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

            The Company will pay interest and liquidated damages, if any, semiannually on June 15 and December 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Initial Security for which this Private Exchange Security was issued or, if no interest has been paid, from the Issue Date with respect to this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            The Company and the Guarantor Subsidiaries will use their best efforts to have the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement (each, a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable under the Exchange and Registration Rights Agreement dated the date hereof is not filed with the Commission within 16 months after the Closing Date, (ii) the Exchange Offer Registration Statement or, as the case may be, the Shelf Registration Statement, is not declared effective within 17 months after the Closing Date, (iii) the Exchange Offer is not consummated within 18 months after the Closing Date, or (iv) the Shelf Registration Statement if filed and declared effective within 17 months after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company will pay liquidated damages to each holder of Registrable Securities, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 principal amount of the Securities constituting Registrable Securities held by such holder until the applicable Registration Statement if filed or declared effective, the Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Securities on semiannual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Registrable Securities" means (i) each Initial Security until the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Exchange Offer, (ii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

2. Method of Payment

            The Company will pay interest (except defaulted interest) on the Securities to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3. Paying Agent and Registrar

            Initially, TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying

Agent, Registrar or co-registrar. The Company or any domestically organized Wholly Owned Subsidiary may act as Paying Agent, Registrar or co-registrar.

4. Indenture

            The Company issued the Securities under an Indenture dated as of December 19, 1997 (the "Indenture"), among the Company, the Guarantor Subsidiaries and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are unsecured senior subordinated obligations of the Company and are limited to $150,000,000 in aggregate principal amount outstanding, of which $100,000,000 in aggregate principal amount will be initially issued on the Closing Date. Subject to the conditions set forth in the Indenture, the Company may issue up to an additional $50,000,000 aggregate principal amount of Additional Securities. This Security is one of the Private Exchange Securities referred to in the Indenture. The Securities include the Initial Securities (consisting of the Original Securities and the Additional Securities) and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, the Capital Stock of the Company and its Restricted Subsidiaries and the redemption of certain subordinated obligations of the Company and its Subsidiaries; other payments by the Company and its Restricted Subsidiaries; Investments; sales and transfers of assets and Capital Stock of the Restricted Subsidiaries; the issuance or sale of Capital Stock of Restricted Subsidiaries; certain transactions with Affiliates of the Company; the lines of business in which the Company and its Restricted Subsidiaries may operate; Sale/Leaseback Transactions; and consolidations, mergers and transfers of all or substantially all of the Company's or a Guarantor Subsidiary's assets. In addition, the Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

            To secure the due and punctual payment of the principal and liquidated damages and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantor Subsidiaries have unconditionally guaranteed the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5. Optional Redemption

            Except as set forth in the next paragraph, the Securities may not be redeemed prior to December 15, 2002. Thereafter, the Securities will be subject to redemption at any time at the option of the Company, in whole or in part, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period beginning on or after December 15 of the years set forth below:

                                                                      Redemption
Period                                                                  Price
------                                                                  -----
2002..............................................................    105.063%
2003    ..........................................................    103.375%
2004..............................................................    101.688%
2005 and thereafter...............................................    100.000%

            In addition, at any time and from time to time prior to December 15, 2000, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public Market at a redemption price of 110.125% of the principal amount thereof, plus the accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of Initial Securities remains outstanding immediately after the occurrence of such redemption.

6. Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed pro rata, by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances; provided that Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest (if any) on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7. Repurchase at the Option of the Holder

            Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions set forth in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Subordination

            The Securities are subordinated to Senior Indebtedness as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company and each Guarantor Subsidiary agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9. Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10. Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance

            Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13. Amendment; Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any past default or noncompliance with any provision of the Indenture (other than payment of principal and interest or default in respect of a provision that under Section 9.02 of the Indenture cannot be amended without the consent of each Securityholder affected) may be waived with the consent of the Holders of a majority in principal amount then outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantor Subsidiaries and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), to make any change in Article X or Article XII that would limit or terminate the benefits available to any holder of Senior Indebtedness under Article X or
Article XII, to add additional Guarantees with respect to the Securities or to secure the Securities, to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the rights under this Indenture of any such Holder, to surrender rights and powers conferred on the Company, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance and authorization of the Exchange Securities or Private Exchange Securities.

14. Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities (whether or not such payment is prohibited by Article X); (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase (whether or not such payment is prohibited by Article X) Securities when required; (iii) failure by the Company to comply with other covenants and agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $5,000,000 or its foreign currency equivalent; (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company and any Restricted Subsidiary which is a Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $5,000,000 or its foreign currency equivalent against the Company or any Restricted Subsidiary which is a Significant Subsidiary; and (vii) certain failures of a Subsidiary Guarantee to remain in full force and effect and certain denials or disaffirmations of obligations under the Indenture or a Subsidiary Guarantee by a Subsidiary Guarantor. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities being due and payable immediately.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may other wise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Personal Liability of Directors, Officers, Employees and Stockholders

            A director, officer, employee, stockholder or Affiliate of the Company, as such, shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. No director, officer, employee, stockholder or Affiliate of any of the Guarantor Subsidiaries, as such, will have any liability for any obligations of the Guarantor Subsidiaries under the Security Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities and Security Guarantees by accepting a Security and a Security Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees.

17. Governing Law

            THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18. Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                       RICHMONT MARKETING SPECIALISTS INC.
                               2324 Gateway Drive
                               Irving, Texas 75063

                             Attention of Secretary

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: ________________ Your Signature: _____________________

Signature Guarantee:____________________________________________________________
                    (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

________________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

Reference is hereby made to that certain Indenture dated December 19, 1997 (the "Indenture") among Richmont Marketing Specialists Inc., as Issuer (the "Company"), the Guarantor Subsidiaries (as defined therein) and Texas Commerce Bank National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

|_| has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

|_| has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

            (1)   |_|   to the Company; or

            (2)   |_|   pursuant to an effective registration statement under
                        the Securities Act of 1933; or

            (3)   |_|   inside the United States to a "qualified institutional
                        buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

            (4)   |_|   outside the United States in an offshore transaction
                        within the meaning of Regulation S under the Securities
                        Act in compliance with Rule 904 under the Securities Act of 1933; or

            (5)   |_|   to an institutional "accredited investor" (as defined in
                        Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements
                        (the form of which letter is attached to the Indenture as Exhibit D and which may be obtained from the Trustee); or

            (6)   |_|   pursuant to another available exemption from
                        registration provided by Rule 144 under the Securities
                        Act of 1933.

            Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                    ________________________________
                                               Signature

Signature Guarantee:____________________________________________________________
                    (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 ("Rule 144A"), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________                  _______________________________________
                                         NOTICE: To be executed by an executive
                                                 officer

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:

Date of    Amount of decrease   Amount of increase   Principal amount     Signature of
Exchange   in Principal         in Principal         of this Global       authorized officer
           Amount of this       Amount of this       Security following   of Trustee or
           Global Security      Global Security      such decrease or     Securities
                                                     increase             Custodian



                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

        |_| 4.06 Asset Sale   |_|  4.08 Change of Control

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$ ______________.


Date: __________________     Your Signature: ___________________________________
                             (Sign exactly as your name appears on the other side of the Security)

                                                          ______________________
                                                              Tax I.D. number

Signature Guarantee:____________________________________________________________
                    (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

                                                                       EXHIBIT D

                  [Form of Transferee Letter of Representation]

Richmont Marketing Specialists Inc.
c/o Texas Commerce Bank National
  Association
2200 Ross Avenue, 5th Floor
Dallas, TX 75201

Dear Ladies and Gentlemen:

            This certificate is delivered to request a transfer of $ principal amount of the 10 1/8% Senior Subordinated Notes due 2007 (the "Notes") of Richmont Marketing Specialists Inc. (the "Company").

            Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

               Name: ___________________________________

               Address: ________________________________

               Taxpayer ID Number: _____________________

            The undersigned represents and warrants to you that:

            1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

            2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resales will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                            TRANSFEREE:___________________

                                            BY____________________________

                                                                       EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE

                        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"),
                  dated as of [    ], among [NEW GUARANTOR SUBSIDIARY] (the "New
                  Guarantor Subsidiary"), a subsidiary of Richmont Marketing Specialists Inc. (or its successor), a Delaware corporation (the "Company"), THE COMPANY, the existing Guarantor Subsidiaries (the "Existing Guarantor Subsidiaries") under the indenture referred to below, and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

            WHEREAS the Company and the Existing Guarantor Subsidiaries have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 19, 1997, providing for the issuance of an aggregate principal amount of up to $150,000,000 of 10 1/8% Senior Subordinated Notes due 2007 (the "Securities");

            WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

            WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantor Subsidiaries are authorized to execute and deliver this Supplemental Indenture;

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor Subsidiary, the Company and the Existing Guarantor Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

            1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

            2. Agreement to Guarantee. The New Guarantor Subsidiary hereby agrees, jointly and severally with all other Guarantor Subsidiaries, to guarantee the Company's obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article XI and Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

            3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

            5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                  [NEW GUARANTOR SUBSIDIARY],

                                    by
                                       ---------------------------------
                                       Name:
                                       Title:


                                  RICHMONT MARKETING SPECIALISTS INC.,

                                    by
                                       ---------------------------------
                                       Name:
                                       Title:


                                  [EXISTING GUARANTOR SUBSIDIARY],

                                    by
                                       ---------------------------------
                                       Name:
                                       Title:


                                  TEXAS COMMERCE BANK NATIONAL
                                    ASSOCIATION, as Trustee

                                    by
                                       ---------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT F

                      [FORM OF CERTIFICATE TO BE DELIVERED
               IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

Texas Commerce Bank National
  Association
2200 Ross Avenue, 5th floor
Dallas, TX 75201

Attention: Corporate Trust Administration

               Re     Richmont Marketing Specialists Inc. (the
                      "Company") 10 1/8% Senior Subordinated
                      Notes due 2007 (the "Securities").

Ladies and Gentlemen:

            In connection with our proposed sale of $[ ] aggregate principal amount of the Securities, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we hereby further certify that the Securities are being transferred to a person that we reasonably believe is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,

                                    _________________________________
                                          [Name of Transferor]

                                    by: _____________________________
                                             Authorized Signature

                                                                       EXHIBIT G

                      [FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S]

Texas Commerce Bank National
  Association
2200 Ross Avenue, 5th Floor
Dallas, TX 75201

Attention: Corporate Trust Administration

               Re     Richmont Marketing Specialists Inc.
                      (the "Company") 10 1/8% Senior
                      Subordinated Notes due 2007 (the "Securities").

Ladies and Gentlemen:

            In connection with our proposed sale of $[     ] aggregate principal
amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Securities was not made to a person in the United States;

            (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

            The Company and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    _________________________________
                                          [Name of Transferor]

                                    by: _____________________________
                                             Authorized Signature